UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Drew Industries Incorporated
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             (Exact name of registrant as specified in its charter)

        Delaware                                   13-3250533
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

200 Mamaroneck Avenue, White Plains, New York               10601
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(Address of Principal Executive Offices)                 (Zip Code)

                 Drew Industries Incorporated Stock Option Plan,
                       Amended and Restated June 1, 1999
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                              (Full title of plan)

            Leigh J. Abrams, President, Drew Industries Incorporated
               200 Mamaroneck Avenue, White Plains, New York 10601
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                     (Name and address of agent for service)

                                 (914) 428-9098
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum               Proposed                Amount of
Title of Securities         Amount to be         Offering Price Per              Maximum               Registration
 to be Registered            Registered             Share (1) (2)           Aggregate Offering          Fee (1) (2)
                                                                                Price (1)
-----------------------  ------------------- --------------------------- ------------------------  ---------------------
Common Stock
$.01 par Value             900,000 shares              $7.5625                  $6,806,250               $1,796.85
-----------------------  ------------------- --------------------------- ------------------------  ---------------------

Notes:

      1. Used only for purpose of calculating the amount of the registration fee.

      2. Calculated pursuant to Rule 457(c) upon the closing prices reported on the American Stock Exchange(R) for May 11, 2000.

                                     PART II
                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

Item 3. Incorporation of Documents By Reference

      The following documents heretofore filed by Drew Industries Incorporated ("Drew" or the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Act"), are hereby incorporated by reference:

      (i) Annual Report on Form 10-K for the year ended December 31, 1999.
      (ii) Form 10-Q for the quarter ended March 31, 2000

      All documents subsequently filed with the Commission by Drew, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the termination of the offering of Drew common stock hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

      Subject to the provisions of the Company's Restated Certificate of Incorporation, as amended, holders of the Company's common stock, $.01 par value (the "Common Stock"), are entitled to one vote per share for the election of Directors of the Company and on all other matters submitted to stockholders.

      Holders of Common Stock will be entitled to share ratably in the assets of the Company legally available for distribution to common stockholders in the event of liquidation, dissolution or winding up. Holders of Common Stock will have no preemptive, subscription, redemption or conversion rights.

      Amendments to the Company's Restated Certificate of Incorporation as well as mergers, consolidations, dissolutions and dispositions of all or substantially all of the Company's assets, will require the approval of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon.

      Any action required or permitted to be taken by stockholders may be taken without a meeting and without a stockholders vote if such action is taken by a written consent setting forth the action to be taken by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders.


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

      The Company's By-Laws provide that special meetings of stockholders may be called by the Board of Directors or by the President of the Company or by a majority of the stockholders entitled to vote at such meeting.

Item 5. Interests of Named Experts and Counsel

      Certain matters with respect to the validity of the Company's Common Stock to be issued pursuant to the Drew Industries Incorporated Stock Option Plan are being passed upon for the Company by Gilbert, Segall and Young LLP, New York, New York. Harvey F. Milman, Esq., a member of said firm, is an Assistant Secretary of the Company and beneficially owns 32,200 shares of the Common Stock.

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

      The Company's Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, no director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Drew pursuant to the foregoing provisions, Drew has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Consultants and Advisors

      Not applicable.

Item 9. Exhibits

      An Exhibit Index, listing all exhibits filed with this Registration Statement, appears on page 8.

Item 10. Undertakings

      The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plain, State of New York on May 17, 2000.

                                      DREW INDUSTRIES INCORPORATED


                                      By:  /s/ Leigh J. Abrams
                                         -----------------------------
                                          (Leigh J. Abrams, President)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that Drew Industries Incorporated and each of its undersigned officers and directors hereby constitutes and appoints each of Leigh J. Abrams and Harvey J. Kaplan its/his true and lawful attorney-in-fact and agent with full power of (substitution and resubstitution for it/him and in its/his name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature and Title                                       Date
-------------------                                       ----


By  /s/ Leigh J. Abrams                                   May 17, 2000
--------------------------------------------
Leigh J. Abrams, Director, President
and Chief Executive Officer
(Principal Executive Officer)


By  /s/ Harvey J. Kaplan                                  May 17, 2000
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Harvey J. Kaplan, Secretary and Treasurer


By  /s/ Fredric M. Zinn                                   May 17, 2000
--------------------------------------------
Fredric M. Zinn, Chief Financial
Officer (Principal Financial and Accounting Officer)


By  /s/ John F. Cupak                                     May 17, 2000
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John F. Cupak, Controller


By  /s/ Edward W. Rose, III                               May 17, 2000
--------------------------------------------
Edward W. Rose, III Director


By  /s/ David L. Webster                                  May 17, 2000
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David L. Webster, Director


By  /s/ L. Douglas Lippert                                May 17, 2000
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L. Douglas Lippert, Director


By  /s/ James F. Gero                                     May 17, 2000
--------------------------------------------
James F. Gero, Director


By  /s/ Gene H. Bishop                                    May 17, 2000
--------------------------------------------
Gene H. Bishop, Director


By  /s/ J. Thomas Schieffer                               May 17, 2000
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J. Thomas Schieffer, Director


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

                                  EXHIBIT INDEX


Exhibit                                                            Sequentially
Number    Description                                              Numbered Page
------    -----------                                             --------------
4         (i)   Restated Certificate of Incorporation of the
                Company - incorporated by reference to Exhibit III to the Proxy Statement-Prospectus constituting
                Part I of the Drew National Corporation and Drew
                Industries Incorporated Registration Statement on
                Form S-14 (File No. 2-94693).

          (ii) Bylaws of the Company - incorporated by reference to Exhibit 3.2 to Annual Report of the Company on Form 10-K for the fiscal year ended August 31, 1985 (File NO. 0-13646).

          (iii) Drew Industries Incorporated Stock Option Plan - incorporated by reference to Exhibit A to the Proxy Statement of the Company dated May 10, 1995 (File No. 0-13646).

          (iv)  Amendments to Drew Industries Incorporated Stock
                Option Plan - incorporated by reference to Exhibit A to the Proxy Statement of the Company dated April 10, 1997 (File No. 0-13646).

          (v)   Amendment to Drew Industries Incorporated Stock
                Option Plan - incorporated by reference to Exhibit A to the Proxy Statement of the Company dated April 20, 1999 (File No. 0-13646).

5.              Opinion of Gilbert, Segall and Young LLP.

24        (i)   Consent of KPMG LLP.

          (ii) Consent of Gilbert, Segall and Young LLP - included in their opinion filed as Exhibit 5.

25              Power of Attorney - included in signature page.
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